UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2019, OptiNose, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Cowen and Company, LLC and Piper Jaffray & Co., as representatives of the several underwriters listed therein (the “Underwriters”), and the selling stockholders named in Schedule B thereto (the “Selling Stockholders”), in connection with its previously announced public offering (the “Offering”) of 5,500,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), consisting of 4,250,000 shares of Common Stock to be issued and sold by the Company and 1,250,000 shares of Common Stock to be sold by the Selling Stockholders, at a public offering price of $9.75 per share less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company and the Selling Stockholders granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 825,000 shares of Common Stock at the public offering price less underwriting discounts and commissions (the “Option Shares” and together with the Firm Shares, the “Shares”).

The net proceeds to the Company from the Offering, excluding any exercise by the Underwriters of their 30-day option to purchase any of the Option Shares, are expected to be approximately $39.0 million after deducting underwriting discounts and commissions before offering expenses. The Company will not receive any proceeds from the shares of Common Stock sold by the Selling Stockholders. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Offering is being made pursuant to a prospectus supplement dated November 20, 2019 and an accompanying prospectus dated November 9, 2018, pursuant to a Registration Statement on Form S-3 (No. 333-228122), which was initially filed by the Company with the Securities and Exchange Commission (“SEC”) on November 1, 2018 and declared effective by the SEC on November 9, 2018.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and which is incorporated herein by reference.

Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued press releases announcing the launch and pricing of the Offering on November 20, 2019 and November 21, 2019, respectively. Copies of these press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 20, 2019, by and between OptiNose, Inc., Jefferies LLC, Cowen and Company, LLC, Piper Jaffray & Co. and the Selling Stockholders named therein.
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
99.1	Press Release issued by the Company announcing the launch of the Offering on November 20, 2019.
99.2	Press Release issued by the Company announcing the pricing of the Offering on November 21, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: November 21, 2019